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                                                                  EXHIBIT (i)(5)


            [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

                                                               February 12, 2010


Van Kampen Life Investment Trust
522 Fifth Avenue
New York, New York  10036


                  Re:  Post-Effective Amendment No. 46 to the
                       Registration Statement on Form N-1A for
                       the Van Kampen Life Investment Trust
                       (the "Registration Statement")
                       (File Nos. 33-00628 and 811-4424)
                       --------------------------------


     We hereby consent to the reference to our firm under the heading "Legal Counsel" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                               Very truly yours,



                                               /s/ Skadden, Arps, Slate,
                                                   Meagher & Flom LLP